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                                                                    Exhibit 10.2

                              SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is entered into this 20 day of February, 2004 between BIOLIFE SOLUTIONS, INC., a Delaware corporation ("BioLife") and ENDOCARE, INC., a Delaware corporation ("Endocare").

                                    RECITALS

A. WHEREAS, on November 26, 2002, BioLife sued Endocare in an action entitled BioLife Solutions, Inc. v. Endocare, Inc., in the Court of Chancery for the State of Delaware in and for New Castle County, C.A. No. 20057-NC (the "Chancery Action"). In the Chancery Action, BioLife alleged (among other matters) that Endocare had breached the Registration Rights Agreement between the parties dated June 24, 2002 when it failed to file a Form S-3 Registration Statement with the Securities & Exchange Commission with respect to 120,022 shares of Endocare common stock that BioLife had received from Endocare as partial consideration for the sale of the assets of its Cryosurgical Business to Endocare (the "Asset Sale").

B. WHEREAS, as set forth in the Court of Chancery's opinion of October 1, 2003, as revised October 6, 2003, the Court determined that Endocare breached the Registration Rights Agreement and awarded BioLife damages of $1,648,935, plus pre-judgment interest at the legal rate of 6.25 percent (the "Judgment"). The Court also determined that, as a condition of receiving this award, BioLife must return to Endocare the stock certificate representing 120,022 shares of unregistered Endocare common stock (the "Stock Certificate").

C. WHEREAS, the Final Order and Judgment incorporating these determinations was entered on October 10, 2003. Post-judgment interest on the principal amount of $1,648,935 has been accruing since October 10, 2003 ("Post-Judgment Interest").

D. WHEREAS, Section 2.7 of the Registration Rights Agreement provides that "[i]f any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled." Paragraph 4 of the Final


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Order and Judgment states (in part) that "[j]urisdiction [by the Court of
Chancery] is retained over BioLife's claims for attorneys' fees and expenses ("Attorneys' Fees")."

E. WHEREAS, on November 7, 2003, Endocare timely filed a notice of appeal with the Delaware Supreme Court, appealing from the Court of Chancery's decision in BioLife's favor. This appeal is currently being briefed (the "Appeal").

F. WHEREAS, BioLife is currently pursuing execution on the Judgment (although it has recently voluntarily stopped doing so while the parties negotiate the form of a letter of credit that would secure Endocare's obligation pursuant to the Judgment) (the "Execution Process").

G. WHEREAS, the parties desire to settle all disputes between them arising out of the Asset Sale and the Chancery Action.

H. NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

     1. Endocare shall pay to BioLife, no later than three business days following the signing of this Settlement Agreement, the sum of $1,887,474 in immediately available funds, in full satisfaction of the Judgment, Post-Judgment Interest and Attorneys' Fees (the "Settlement Amount").

     2. BioLife shall return the Stock Certificate to Endocare, duly endorsed in blank or accompanied by a duly executed stock power no later than three business days following the signing of this Settlement Agreement.

     3. Endocare shall, no later than five business days following payment of the Settlement Amount, dismiss the Appeal with prejudice.

     4. BioLife shall, no later than five business days following receipt of the Settlement Amount, mark the Judgment "Satisfied."

     5. BioLife shall, no later than five business days following receipt of the Settlement Amount, dismiss with prejudice all actions commenced pursuant to the Execution Process.


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     6. Except as to the obligations set forth in this Agreement, BioLife hereby releases and forever discharges Endocare, and each of its past, present and future officers, directors, stockholders, attorneys, agents, representatives, employees, subsidiaries, affiliates, predecessors-in-interest, and successors-in-interest, as well as all other legal entities with whom any of the foregoing have been, are now, or may hereafter be affiliated (hereafter referred to jointly and singly as the "Endocare Releasees"), of and from any and all claims, demands, obligations, causes of action and liabilities of every kind and nature, known and unknown, asserted or unasserted, whether set forth in the Chancery Action or otherwise based on a tort, contract, common law, statutory or other legal theory of recovery, including any claim for declaratory relief, unjust enrichment, breach of the duty of good faith and fair dealing, breach of oral agreement, specific performance, or fraud, whether for compensatory (both general and specific), punitive (or exemplary), statutory or any other form of damages or legal relief, including attorney fees, including but not limited to any claim that is in any way connected with, or arises out of the Asset Sale.

     7. Except as to the obligations set forth in this Agreement, Endocare hereby releases and forever discharges BioLife, and each of its past, present and future officers, directors, stockholders, attorneys, agents, representatives, employees, subsidiaries, affiliates, predecessors-in-interest, and successors-in-interest, as well as all other legal entities with whom any of the foregoing have been, are now, or may hereafter be affiliated (hereafter referred to jointly and singly as the "BioLife Releasees"), of and from any and all claims, demands, obligations, causes of action and liabilities of every kind and nature, known and unknown, asserted or unasserted, whether set forth in the Chancery Action or otherwise based on a tort, contract, common law, statutory or other legal theory of recovery, including any claim for declaratory relief, unjust enrichment, breach of the duty of good faith and fair dealing, breach of oral agreement, specific performance, or fraud, whether for compensatory (both general and specific), punitive (or exemplary), statutory or any other form of damages or legal relief, including attorney fees, including but not limited to any claim that is in any way connected with, or arises out of the Asset Sale.

BioLife and Endocare expressly waive any and all rights or benefits conferred upon them by the provisions of California Civil Code Section 1542, which reads as follows:


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     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known, must have materially affected his settlement with the debtor."

     8. BioLife represents and warrants that it has not heretofore assigned any claim or right or interest therein as against the Endocare Releasees to any other person or party and is fully entitled to release the same.

     9. Endocare represents and warrants that it has not heretofore assigned any claim or right or interest therein as against the BioLife Releasees to any other person or party and is fully entitled to release the same.

     10. If any legal action, including, without limitation, an action for injunctive relief, is brought relating to this Agreement or a breach or alleged breach hereof, the prevailing party in any final judgment, or the nondismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including court costs and actual attorneys' fees paid or incurred in good faith.

     IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Agreement as of the above date.


BIOLIFE SOLUTIONS, INC.                    ENDOCARE, INC.



By:    /s/ R. de Greef                     By:     /s/ Craig T. Davenport
       -----------------------------               -----------------------------
Name:  R. de Greef                         Name:   Craig T. Davenport
Title: Director                            Title:  CEO


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